EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2011 FOURTH QUARTER AND YEAR-END
RESULTS AND 2012 OPERATING INCOME
GUIDANCE

Fourth Quarter Ended December 31, 2011
Operating Income Per Share – $0.58
Net Income Per Share – $0.72
Net Realized Investment Gains Per Share – $0.14
Catastrophe Losses Per Share – $0.18
Large Losses Per Share – $0.57
GAAP Combined Ratio – 100.8 percent

Twelve-Month Period Ended December 31, 2011
Operating Loss Per Share – $0.63
Net Loss Per Share – $0.16
Net Realized Investment Gains Per Share – $ 0.47
Catastrophe Losses Per Share – $4.04
Large Losses Per Share – $1.21
GAAP Combined Ratio – 115.1 percent

2012 Operating Income Guidance – $1.30 to $1.55 per share

DES MOINES, Iowa (February 21, 2012) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $0.58 per share for the fourth quarter ended December 31, 2011, compared to $0.71 per share for the fourth quarter of 20101.  Operating loss for the twelve-month period ended December 31, 2011 was $0.63 per share, compared to operating income of $2.21 for the same period in 2010.

Net income, including realized investment gains and losses, totaled $9,306,000 ($0.72 per share) for the fourth quarter of 2011 compared to $10,711,000 ($0.83 per share) for the fourth quarter of 2010. Net loss for the twelve-month period ended December 31, 2011 was $2,098,000 ($0.16 per share) compared to net income of $31,346,000 ($2.40 per share) for the same period in 2010.

“Our financial results for the fourth quarter were much closer to what we expected during 2011,” stated Bruce G. Kelley, President and Chief Executive Officer. “Catastrophe losses were within expectations, the equity portfolio improved, and we recorded premium growth in both our property and casualty insurance segment and our reinsurance segment.”

“Unfortunately, our fourth quarter results could not undo the damage caused by the record catastrophe losses experienced during the first three quarters of the year,” continued Kelley. “For the year, catastrophe losses added an unprecedented 19.3 percentage points to our combined ratio, which is 11.6 percentage points greater than the Company’s most recent 10-year (2001 through 2010) average of 7.7 percentage points.  2011 also marked the fourth consecutive year of above average catastrophe losses.  While this is not unprecedented, having most recently occurred during the period 1998 through 2001, it is also not common.  What is unusual and will be remembered most about this current period of above average catastrophe losses is the fact that we established new records for catastrophe losses in two of the four years.”

Premiums earned increased 8.4 percent to $111,768,000 for the fourth quarter of 2011, from $103,062,000 for the fourth quarter of 2010. For the year ended December 31, 2011, premiums earned increased 7.0 percent to $416,402,000 from $389,122,000 in 2010.

“Premiums earned are now reflecting previously implemented rate increases,” stated Kelley. “We continue to see moderate rate improvement in the personal lines and are beginning to see small rate increases in most commercial lines as well, although that market remains very competitive. Other factors contributing to the increase in premiums earned are increases in commercial lines’ policy retentions, exposures and endorsements, as well as a decline in return premiums resulting from audits of policyholders’ insured exposures. In our reinsurance segment, premium rates improved during 2011 due to the large number of severe global events. Looking ahead, we do not expect commercial lines premium rate levels to increase significantly in 2012 as a result of the record catastrophe losses of 2011, however, we do expect steady rate improvement throughout the year and into 2013.”

Investment income decreased 7.0 percent to $11,228,000 in the fourth quarter of 2011 from $12,075,000 in the fourth quarter of 2010. For the year ended December 31, 2011, investment income decreased 6.8 percent to $46,111,000 from $49,489,000 in 2010.  The large declines in investment income are attributed to a persistent decline in the average coupon rate on fixed maturity securities during the past several years and an increase in short-term investments, which carry far lower yields.

Catastrophe losses totaled $3,495,000 ($0.18 per share after tax) in the fourth quarter of 2011 compared to $3,051,000 ($0.15 per share after tax) in the fourth quarter of 2010.  For the year ended December 31, 2011, catastrophe losses totaled a record $80,331,000 ($4.04 per share after tax) compared to $42,144,000 ($2.10 per share after tax) in 2010.  On a segment basis, 2011 catastrophe losses amounted to$52,448,000 ($2.64 per share after taxes) in the property and casualty insurance segment and $27,883,000 ($1.40 per share after tax) in the reinsurance segment.

The Company experienced $11,390,000 ($0.58 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2011, compared to $4,562,000 ($0.23 per share after tax) in the fourth quarter of 2010. For the year ended December 31, 2011, the Company experienced $33,099,000 ($1.67 per share after tax) of favorable development compared to $50,749,000 ($2.53 per share after tax) in 2010. As in recent periods, development resulting from the final settlement of prior accident years’ claims was the main driver of the favorable development. The most recent actuarial analysis of the Company’s carried reserves indicates a level of adequacy consistent with other recent evaluations.

Net realized investment gains totaled $1,863,000 ($0.14 per share) for the fourth quarter of 2011 compared to $1,586,000 ($0.12 per share) in 2010.  For the year ended December 31, 2011, net realized investment gains totaled $6,047,000 ($0.47 per share), compared to $2,515,000 ($0.19 per share) in 2010. The large amount of realized investment gains for 2011 resulted from first quarter activity in the equity portfolio, when market prices were at elevated levels.

During the fourth quarter of 2011, the Company recognized $132,000 (less than $0.01 per share after tax) of “other-than-temporary” investment impairment losses on 2 equity securities because management determined that it would likely not hold those securities until they recovered to their cost basis. This compares to $89,000 (less than $0.01 per share after tax) of “other-than-temporary” investment impairment losses in the fourth quarter of 2010.  During 2011, “other-than-temporary” investment impairment losses totaled $5,960,000 ($0.30 per share after tax), compared to $2,384,000 ($0.12 per share after tax) in 2010.

  Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe losses) increased to $11,200,000 ($0.57 per share after tax) in the fourth quarter of 2011 from $6,055,000 ($0.30 per share after tax) in the fourth quarter of 2010. For the year ended December 31, 2011, large losses totaled $24,044,000 ($1.21 per share after tax) compared to $19,634,000 ($0.98 per share after tax) in 2010.

 The Company’s GAAP combined ratio was 100.8 percent in the fourth quarter of 2011 compared to 99.6 percent in the fourth quarter of 2010.  For the year ended December 31, 2011, the GAAP combined ratio was 115.1 percent compared to 102.3 percent in 2010.

At December 31, 2011, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio, and stockholders’ equity totaled $358.8 million, a decrease of 2.7 percent from December 31, 2010. Net book value of the Company’s stock decreased to $27.86 per share from $28.52 per share at December 31, 2010.  Book value excluding accumulated other comprehensive income decreased to $25.74 per share from $26.63 per share at December 31, 2010.

Effective January 1, 2012, the Company will adopt new accounting guidance that clarifies which costs associated with the acquisition of insurance contracts should be capitalized and deferred for recognition during the coverage period.  Adoption of this guidance will have an impact on the consolidated financial position and operating results of the Company since certain costs associated with contract acquisition that are currently deferred do not meet the criteria for deferral under this new guidance. The Company is adopting this guidance retrospectively, which will result in a decline in consolidated stockholders’ equity at December 31, 2011 of approximately $6.4 million, net of tax, and a corresponding decline in book value of approximately $0.50 per share. If this guidance had been in effect during 2011, operating results would have been reduced by approximately $640,000, net of tax ($0.05 per share).

Management is projecting that 2012 operating income will be within a range of $1.30 to $1.55 per share.  This guidance is based on a projected GAAP combined ratio of 104.9 percent for the year.

As previously disclosed, on November 3, 2011 the Company’s board of directors authorized a new $15 million stock repurchase program.  This program became effective immediately and does not have an expiration date.  The timing and terms of the purchases are determined by management based on market conditions and are conducted in accordance with the applicable rules of the Securities and Exchange Commission.  Common stock repurchased under this new program will be retired by the Company.  No shares were repurchased under this new program during the fourth quarter.

The Company’s parent organization, Employers Mutual Casualty Company, currently has a stock purchase program in place, with about $4.5 million of its $15 million authorization remaining.  This program has been dormant and will remain so while the Company’s new repurchase program is active.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on February 21, 2012 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter and the year ended December 31, 2011, as well as its expectations for 2012. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through May 20, 2012. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286 and conference ID number 387600.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until May 20, 2012. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss)” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the GAAP financial measure of net income (loss). Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income (loss) to net income (loss):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Operating income (loss)	$7,443,091	$9,125,505	$(8,144,754)	$28,831,601
Net realized investment gains	1,863,247	1,585,678	6,047,140	2,514,722
Net income (loss)	$9,306,338	$10,711,183	$(2,097,614)	$31,346,323

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $0 and $389,679)	$-	$340,803
Securities available-for-sale, at fair value (amortized cost $899,939,616 and $909,582,782)	958,203,576	941,537,026
Equity securities available-for-sale, at fair value (cost $90,866,131 and $75,721,039)	111,300,053	101,138,982
Other long-term investments, at cost	14,527	29,827
Short-term investments, at cost	42,628,926	36,616,111
Total investments	1,112,147,082	1,079,662,749

Cash	255,042	491,994
Reinsurance receivables due from affiliate	39,517,108	30,256,586
Prepaid reinsurance premiums due from affiliate	9,378,026	9,530,426
Deferred policy acquisition costs (all affiliated)	40,738,565	37,584,448
Prepaid pension benefits due from affiliate	-	5,125,701
Accrued investment income	10,256,499	10,925,854
Accounts receivable	1,644,782	1,716,150
Income taxes recoverable	9,670,459	2,350,864
Deferred income taxes	3,249,821	6,690,218
Goodwill	941,586	941,586
Other assets (affiliated $2,584,111 and $2,433,445)	2,659,942	2,517,922
Total assets	$1,230,458,912	$1,187,794,498

LIABILITIES
Losses and settlement expenses (affiliated $588,846,586 and $553,125,183)	$593,300,247	$556,140,956
Unearned premiums due to affiliate	180,689,377	167,896,119
Other policyholders' funds due to affiliate	5,061,160	8,315,751
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	21,033,627	18,380,813
Pension and postretirement benefits payable to affiliate	29,671,835	20,418,716
Other liabilities (affiliated $16,744,447 and $22,861,092)	16,934,321	23,001,141
Total liabilities	871,690,567	819,153,496

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,875,591 shares in 2011 and 12,927,678 shares in 2010	12,875,591	12,927,678
Additional paid-in capital	88,310,632	88,937,294
Accumulated other comprehensive income (loss):
Net unrealized losses on fixed maturity securities with "other-than-temporary" impairments	-	(69,852)
Other net unrealized gains	51,153,622	37,361,774
Unrecognized pension and postretirement benefits (all affiliated)	(23,813,112)	(12,796,435)
Total accumulated other comprehensive income	27,340,510	24,495,487
Retained earnings	230,241,612	242,280,543
Total stockholders' equity	358,768,345	368,641,002
Total liabilities and stockholders' equity	$1,230,458,912	$1,187,794,498

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2011	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$83,660,958	$28,106,755	$-	$111,767,713
Investment income, net	8,212,872	3,017,858	(2,759)	11,227,971
Other income	152,332	37,308	-	189,640
	92,026,162	31,161,921	(2,759)	123,185,324
Losses and expenses:
Losses and settlement expenses	57,132,128	19,341,265	-	76,473,393
Dividends to policyholders	1,174,194	-	-	1,174,194
Amortization of deferred policy acquisition costs	20,607,873	6,004,831	-	26,612,704
Other underwriting expenses	8,053,650	315,947	-	8,369,597
Interest expense	225,000	-	-	225,000
Other expenses	214,875	(6,078)	332,382	541,179
	87,407,720	25,655,965	332,382	113,396,067
Operating income (loss) before income taxes	4,618,442	5,505,956	(335,141)	9,789,257
Realized investment gains	2,036,893	829,642	-	2,866,535
Income (loss) before income taxes	6,655,335	6,335,598	(335,141)	12,655,792
Income tax expense (benefit):
Current	(1,397,937)	1,743,848	(117,301)	228,610
Deferred	2,962,903	157,941	-	3,120,844
	1,564,966	1,901,789	(117,301)	3,349,454
Net income (loss)	$5,090,369	$4,433,809	$(217,840)	$9,306,338
Average shares outstanding				12,870,862
Per Share Data:
Net income (loss) per share - basic and diluted	$0.40	$0.34	$(0.02)	$0.72
Decrease in provision for insured events of prior years (after tax)	$0.14	$0.44	$-	$0.58
Catastrophe and storm losses (after tax)	$(0.01)	$(0.17)	$-	$(0.18)
Dividends per share				$0.20
Other Information of Interest:
Net written premiums	$69,460,236	$28,212,718	$-	$97,672,954
Decrease in provision for insured events of prior years	$(2,659,359)	$(8,730,979)	$-	$(11,390,338)
Catastrophe and storm losses	$147,895	$3,347,038	$-	$3,494,933
GAAP Combined Ratio:
Loss ratio	68.3%	68.8%	-	68.4%
Expense ratio	35.7%	22.5%	-	32.4%
	104.0%	91.3%	-	100.8%

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$78,048,084	$25,013,652	$-	$103,061,736
Investment income, net	8,968,750	3,101,499	4,948	12,075,197
Other income	126,779	-	-	126,779
	87,143,613	28,115,151	4,948	115,263,712
Losses and expenses:
Losses and settlement expenses	50,865,926	9,007,382	-	59,873,308
Dividends to policyholders	2,235,526	-	-	2,235,526
Amortization of deferred policy acquisition costs	20,618,178	5,383,060	-	26,001,238
Other underwriting expenses	7,995,277	6,506,377	-	14,501,654
Interest expense	225,000	-	-	225,000
Other expenses	119,456	(108,862)	265,810	276,404
	82,059,363	20,787,957	265,810	103,113,130
Operating income (loss) before income taxes	5,084,250	7,327,194	(260,862)	12,150,582
Realized investment gains	1,943,407	496,098	-	2,439,505
Income (loss) before income taxes	7,027,657	7,823,292	(260,862)	14,590,087
Income tax expense (benefit):
Current	(674,740)	1,465,422	(91,302)	699,380
Deferred	2,277,325	902,199	-	3,179,524
	1,602,585	2,367,621	(91,302)	3,878,904
Net income (loss)	$5,425,072	$5,455,671	$(169,560)	$10,711,183
Average shares outstanding				12,920,702
Per Share Data:
Net income (loss) per share - basic and diluted	$0.42	$0.42	$(0.01)	$0.83
Decrease (increase) in provision for insured events of prior years (after tax)	$(0.12)	$0.35	$-	$0.23
Catastrophe and storm losses (after tax)	$(0.06)	$(0.09)	$-	$(0.15)
Dividends per share				$0.19
Other Information of Interest:
Net written premiums	$63,201,500	$24,914,176	$-	$88,115,676
(Decrease) increase in provision for insured events of prior years	$2,456,661	$(7,018,676)	$-	$(4,562,015)
Catastrophe and storm losses	$1,308,310	$1,742,867	$-	$3,051,177
GAAP Combined Ratio:
Loss ratio	65.2%	36.0%	-	58.1%
Expense ratio	39.5%	47.5%	-	41.5%
	104.7%	83.5%	-	99.6%

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Year ended December 31, 2011	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$321,649,215	$94,753,098	$-	$416,402,313
Investment income, net	33,718,436	12,395,350	(2,861)	46,110,925
Other income	790,802	37,308	-	828,110
	356,158,453	107,185,756	(2,861)	463,341,348
Losses and expenses:
Losses and settlement expenses	251,449,247	91,525,190	-	342,974,437
Dividends to policyholders	5,255,568	-	-	5,255,568
Amortization of deferred policy acquisition costs	77,810,011	19,742,819	-	97,552,830
Other underwriting expenses	32,678,652	617,916	-	33,296,568
Interest expense	900,000	-	-	900,000
Other expenses	750,675	591,850	1,330,129	2,672,654
	368,844,153	112,477,775	1,330,129	482,652,057
Operating loss before income taxes	(12,685,700)	(5,292,019)	(1,332,990)	(19,310,709)
Realized investment gains	6,970,028	2,333,265	-	9,303,293
Loss before income taxes	(5,715,672)	(2,958,754)	(1,332,990)	(10,007,416)
Income tax expense (benefit):
Current	(7,960,371)	(1,391,340)	(466,548)	(9,818,259)
Deferred	2,805,843	(897,386)	-	1,908,457
	(5,154,528)	(2,288,726)	(466,548)	(7,909,802)
Net loss	$(561,144)	$(670,028)	$(866,442)	$(2,097,614)
Average shares outstanding				12,912,718
Per Share Data:
Net loss per share - basic and diluted	$(0.04)	$(0.05)	$(0.07)	$(0.16)
Decrease in provision for insured events of prior years (after tax)	$1.01	$0.66	$-	$1.67
Catastrophe and storm losses (after tax)	$(2.64)	$(1.40)	$-	$(4.04)
Dividends per share				$0.77
Book value per share				$27.86
Effective tax rate				79.0%
Annualized net loss as a percent of beg. SH equity				(0.6)%
Other Information of Interest:
Net written premiums	$333,294,142	$96,493,350	$-	$429,787,492
Decrease in provision for insured events of prior years	$(20,162,952)	$(12,936,231)	$-	$(33,099,183)
Catastrophe and storm losses	$52,447,963	$27,882,541	$-	$80,330,504
GAAP Combined Ratio:
Loss ratio	78.2%	96.6%	-	82.4%
Expense ratio	36.0%	21.5%	-	32.7%
	114.2%	118.1%	-	115.1%

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Year Ended December 31, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$305,646,658	$83,475,492	$-	$389,122,150
Investment income, net	36,966,159	12,523,505	(449)	49,489,215
Other income	783,346	-	-	783,346
	343,396,163	95,998,997	(449)	439,394,711
Losses and expenses:
Losses and settlement expenses	208,114,161	46,526,358	-	254,640,519
Dividends to policyholders	8,013,843	-	-	8,013,843
Amortization of deferred policy acquisition costs	74,298,312	17,799,907	-	92,098,219
Other underwriting expenses	34,184,263	9,240,176	-	43,424,439
Interest expense	900,000	-	-	900,000
Other expenses	753,014	(345,978)	1,334,234	1,741,270
	326,263,593	73,220,463	1,334,234	400,818,290
Operating income (loss) before income taxes	17,132,570	22,778,534	(1,334,683)	38,576,421
Realized investment gains	3,078,289	790,514	-	3,868,803
Income (loss) before income taxes	20,210,859	23,569,048	(1,334,683)	42,445,224
Income tax expense (benefit):
Current	1,449,805	6,308,402	(467,139)	7,291,068
Deferred	3,212,310	595,523	-	3,807,833
	4,662,115	6,903,925	(467,139)	11,098,901
Net income (loss)	$15,548,744	$16,665,123	$(867,544)	$31,346,323
Average shares outstanding				13,038,263
Per Share Data:
Net income (loss) per share - basic and diluted	$1.19	$1.28	$(0.07)	$2.40
Decrease in provision for insured events of prior years (after tax)	$1.43	$1.10	$-	$2.53
Catastrophe and storm losses (after tax)	$(1.65)	$(0.45)	$-	$(2.10)
Dividends per share				$0.73
Book value per share				$28.52
Effective tax rate				26.1%
Annualized net income as a percent of beg. SH equity				9.2%
Other Information of Interest:
Net written premiums	$310,794,289	$84,054,820	$-	$394,849,109
Decrease in provision for insured events of prior years	$(28,726,238)	$(22,022,632)	$-	$(50,748,870)
Catastrophe and storm losses	$33,062,100	$9,081,615	$-	$42,143,715
GAAP Combined Ratio:
Loss ratio	68.1%	55.7%	-	65.4%
Expense ratio	38.1%	32.4%	-	36.9%
	106.2%	88.1%	-	102.3%

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.1 billion as of December 31, 2011 and 2010.  The following table summarizes the Company's cash and invested assets as of the dates indicated:

	December 31, 2011
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$899,940	$958,204	86.1%	$958,204
Equity securities available-for-sale	90,866	111,300	10.0%	111,300
Cash	255	255	-	255
Short-term investments	42,629	42,629	3.9%	42,629
Other long-term investments	14	14	-	14
	$1,033,704	$1,112,402	100.0%	$1,112,402

	December 31, 2010
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$341	$390	-	$341
Fixed maturity securities available-for-sale	909,583	941,537	87.2%	941,537
Equity securities available-for-sale	75,721	101,139	9.4%	101,139
Cash	492	492	-	492
Short-term investments	36,616	36,616	3.4%	36,616
Other long-term investments	30	30	-	30
	$1,022,783	$1,080,204	100.0%	$1,080,155

NET WRITTEN PREMIUMS

	Three Months Ended			Year Ended
	December 31, 2011			December 31, 2011
		Percent of			Percent of
		Increase/			Increase/
	Percent of	(Decrease) in		Percent of	(Decrease) in
Property and Casualty Insurance	Net Written	Net Written		Net Written	Net Written
Commercial Lines:	Premiums	Premiums		Premiums	Premiums
Automobile	15.3%	10.7%		16.2%	5.8%
Liability	13.5%	15.1%		14.6%	8.4%
Property	15.3%	10.8%		16.8%	7.9%
Workers' Compensation	12.9%	9.6%		16.5%	9.5%
Other	1.6%	(2.9	) %	1.8%	(5.5	) %
Total Commercial Lines	58.6%	11.0%		65.9%	7.5%

Personal Lines:
Automobile	7.1%	4.2%		6.6%	(1.4	) %
Property	5.3%	5.8%		5.1%	17.4%
Liability	0.1%	14.7%		0.1%	7.4%
Total Personal Lines	12.5%	5.0%		11.8%	6.0%
Total Property and Casualty Insurance	71.1%	9.9%		77.7%	7.2%

Reinsurance (1)	28.9%	13.2%		22.3%	13.7%
Total	100.0%	10.8%		100.0%	8.6%

(1)  Excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.